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                               THE MAINSTAY FUNDS
                                 CODE OF ETHICS

                           Adopted as of July 27, 1998

                             Pursuant to Rule 17j-1

               Under the Investment Company Act of 1940 as amended

I.     Introduction and Application

       The MainStay Funds (the "Funds") recognize the importance of high ethical standards in the conduct of its business and require that this Code of Ethics (the "Code") be observed by each Access Person (defined below in Section III(A)) except as set forth immediately below. This Code is intended to apply to the Funds, officers and trustees and other Access Persons who are employees of any affiliate of the Funds, including its investment advisers. This Code does not apply to investment advisers that are not affiliates of New York Life Insurance Company. An unaffiliated investment adviser that enters into a sub-advisory agreement to provide investment management services to a Fund will be expected to have adopted and to comply with its own code of ethics. All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Secretary of the Funds.

       Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Funds and their shareholders, to place the interests of the shareholders first and to refrain from having outside interests conflicting with the interests of the Funds and their shareholders. Each such person must avoid any circumstances which might adversely affect or appear to affect his or her duty of complete loyalty to the Funds and their shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Access Person must abstain from participation (or any other involvement) in "insider trading" in contravention of any applicable law or regulation. The reputation of the Funds and their affiliates for trustworthy financial services is a valuable asset which all Access Persons are expected to preserve and protect.

       All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that the Funds' personnel should not take inappropriate advantage of their positions.

       While compliance with the provisions of the Code is anticipated, Access Persons should be aware that in response to any violations, the Funds will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades which show a pattern of abuse of an individual's fiduciary duties to the Funds.
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II.    Purpose

       This Code has been adopted by the Board of Trustees of the Funds in accordance with Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 Act"). Rule 17j-1 (a copy of which is attached as Exhibit A) generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The purpose of this Code is to provide regulations and procedures consistent with the Act, Rule 17j-1 and recommendations contained in the May 9, 1994 Report of the Advisory Group on Personal Investing of the Investment Company Institute. The basic tenets of Rule 17j-1:

       A. It is unlawful for any Access Person or principal underwriter for the Funds, or any affiliated person of an investment adviser of or principal underwriter for the Funds in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Funds:

          1. To employ any device, scheme or artifice to defraud the Funds;

          2. To make to the Funds any untrue statement of a material fact or to omit to state to the Funds a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any of the Funds; or

          4. To engage in any manipulative practice with respect to the Funds.

III.   Definitions

       A. "Access Person" means:

          1. any Trustee or officer of the Funds;

          2. any employee of an affiliate of the Funds or its Investment Advisers, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Funds, or whose functions relate to the making of any recommendations with respect to any purchase or sale of a security by the Funds; and

          3. any other natural person, if any, who has the power to exercise a controlling influence over the management or policies of the Funds or of an Investment Adviser, unless such power is solely the result of his or her position with the Funds, and who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security.

       B. "Beneficial Ownership" means ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member," including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest,

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retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a "significant other."

       C. "Compliance Officer" shall mean the person appointed by the Funds, Board of Trustees to administer the Code and shall include other persons such as, for example, Investment Adviser personnel, designated by the Compliance Officer to administer the Code.

       D. "Independent Trustee" means a Trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a) (19) of the 1940 Act. The Secretary of the Funds will inform each trustee whether he or she is an Independent Trustee.

       E. "Investment Adviser" means an entity listed in the Funds' current prospectus that provides advice to the Funds with respect to the purchase and sale of securities.

       F. "Investment Personnel" means any person who in connection with his or her regular functions or duties makes, participates in or recommends the purchase or sale of a security for the Funds.

       G. "Portfolio Manager" means a person entrusted with the direct responsibility and authority to make investment decisions affecting the Funds.

IV.    Compliance Procedures

       A. Conflicts of Interest

          1. Each Access Person has the duty to disclose to the Funds and, if such person is an officer, director or employee of an Investment Adviser, to the Investment Adviser any interest whatsoever that he or she may have in any firm, corporation, or business unit with which he or she is called upon to deal as a part of his or her assigned duties with the Funds or an Investment Adviser or any other activity that the Access Person reasonably believes presents a potential conflict of interest. This disclosure should be timely so that the Funds may take such action concerning the conflict as deemed appropriate by the Secretary or the Compliance Officer.

          2. Investment Personnel may not accept gifts, other than de minims gifts, from persons doing business with or on behalf of the Funds.

          3. Investment Personnel may not serve on the board of directors of a publicly traded company or any business organized for profit other than New York Life Insurance Company or an affiliated company unless prior authorization is obtained from the Compliance Officer. Such authorization will be based on a determination that the business of such corporation does not conflict with the interest of the Funds and that service would be consistent with the best interests of the Funds and their shareholders and is not prohibited by law. If such service is authorized, procedures must be in place to isolate investment personnel serving as directors of outside entities from those making investment decisions on behalf of the Funds.

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       B. Preclearance of Personal Securities Transactions

          1. An Access Person must obtain prior approval from the Compliance Officer before purchasing or selling, directly or indirectly, any security in any account over which the Access Person exercises Beneficial Ownership.

          2. An Independent Trustee, or a non-Independent Trustee who is not an officer of the Funds, New York Life Insurance Company or any of its affiliates, need only obtain prior approval from the Compliance Officer before purchasing or selling a security in any account over which the Independent Trustee exercises Beneficial Ownership if he or she has actual knowledge at the time of the purchase or sale that such security is being considered for purchase or sale by the Funds or is being purchased or sold by the Funds. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

          3. Access Persons are not required to preclear the following transactions:

               a. Purchases or sales of securities effected in any account which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions;

               b. Purchases which are part, of an automatic dividend or distribution reinvestment plan;

               c. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; or

               d. Purchases or sales of shares of registered open-end investment companies (commonly referred to as "mutual funds"): or

               e. (Purchases or sales of unit investment trusts "________") which hold securities in vro-portion to an index..

       C. Other Rules Relating to Personal Securities Transactions

          1. Investment Personnel may not participate in any initial public offering of securities in any account over which they exercise Beneficial ownership except with the express written prior approval of the Secretary of the Funds.

          2. Investment Personnel who have obtained prior approval and made an investment in a private placement must disclose that investment to the Compliance Officer, and, as applicable, to other relevant Investment Personnel or any officer of the Funds if they play a part in any subsequent consideration of an investment by the Funds in that issuer and such Investment Personnel continues to hold such investment. Under such circumstances, the Funds, decision to purchase securities of the private placement issuer should be subject to independent review by Investment Personnel with no investment in the issuer.
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          3. No Access Person may execute a securities transaction in any account over which he or she exercises Beneficial ownership on a day when the Funds have a pending "buy" or "sell" order in that same security until such order is executed or withdrawn. If the Access Person is an employee of an Investment Adviser, this restriction shall apply only to those securities being bought or sold by a Fund managed by that Investment Adviser. However, if the Access Person has actual knowledge of securities being bought or sold by a Fund managed by a different Investment Adviser, the Access Person shall be subject to this restriction with respect to such securities. An Independent Trustee is subject to this section (3) only if he or she has actual knowledge that the Funds have a pending "buy" or "sell" order in that same security.

          4. No Portfolio Manager may execute a personal securities transaction within fewer than seven calendar days before and after any Fund which he or she manages trades in that security.

          5. Investment Personnel may not profit from the purchase and sale or sale and purchase of the same (or equivalent) securities within 60 calendar days.

          6. Any profits realized from transactions prohibited by this Code, including, among other things, any profits realized from a personal securities transaction executed during the periods proscribed in (3), (4) or (5) immediately set forth above, must be disgorged to the Funds.

V.     Reporting and Monitoring

       A. Each Access Person shall submit to the Compliance Officer a report on the form attached as Exhibit B or a similar form provided by the Compliance Officer covering the matters included in the form. The report must list transactions in any security in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial ownership in the security.

          Reports shall be delivered to the Compliance Officer not later than 10 days after the end of the calendar quarter in which a transaction to which the report relates was effected. The Compliance Officer shall maintain such reports and such other records as are required by Rule 17j-1 under the Investment Company Act of 1940.

       B. An Independent Trustee of the Funds need only report a transaction if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Funds, should have known that, during the 15-day period immediately preceding or following the date of the transaction by such Trustee, such security is or was purchased or sold by the Funds.

       C. Each Access Person must direct his or her broker to provide to the Compliance Officer copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements for all securities accounts over which the Access Person exercises Beneficial Ownership.

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       D. The Compliance officer shall monitor personal trading activity of all
Access Persons pursuant to procedures established under this Code.

       E. All Investment Personnel shall be required to disclose all securities subject to their Beneficial Ownership upon hire or upon the assumption of duties which fall within the definition of Investment Personnel and on an annual basis thereafter on the form attached as Exhibit C or on a similar form provided by the Compliance Officer covering the matters included on the form.

       F. All reports furnished pursuant to this Section will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

       G. Each Access Person shall complete an annual certification in the form attached as Exhibit D (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

       H. The Compliance Officer shall prepare an annual report for the Board of Trustees which, at a minimum summarizes the existing procedures concerning personal investing and any changes in the procedures made during the year; identifies any violations requiring significant remedial action during the past year; and identifies any recommended changes in existing restrictions or procedures.

VI.    Exceptions

          The Compliance Officer, in consultation with internal legal counsel for the Funds and the Local Compliance Officer, if applicable, may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Any exception which is granted shall be reported to the Board of Trustees at the next regularly scheduled meeting of the Trustees.

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                                    EXHIBIT B

          QUARTERLY SECURITIES TRANSACTION REPORT FOR THE QUARTER ENDED

This report is submitted by                                        (print name).

               I certify that the transactions listed below are the only transactions effected in securities of which I had Beneficial Ownership as defined in Section of the Code of Ethics during the quarter ended

  DATE OF        TYPE OF
TRANSACTION                 TRANSACTION    TITLE OF       NO. OF      PRINCIPAL        BROKER/
                             SECURITY       SHARES        AMOUNT        PRICE           DEALER


P = PURCHASE  S = SALE  E = EXERCISE OF OPTION

                                    Signature


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                                    EXHIBIT C

        ANNUAL SECURITIES HOLDING REPORT FOR THE YEAR ENDED DECEMBER 31,

      This report is submitted by                 (print name).
                                 -----------------------------------------------

      I certify that the Securities listed below are the only securities of which I had beneficial ownership as of the year ended December 31,

  TITLE/TYPE OF SECURITY           NO. OF SHARES               PRINCIPAL AMOUNT


                                    Signature


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                                    EXHIBIT D

                             Annual Certification of
                      Compliance with the Code of Ethics of
                               The MainStay Funds

______________________________________________hereby certify that I have received The MainStay Code of Ethics Adopted as of 199. Pursuant to Rule 17j-1 under the Investment Company Act of 1940 as amended (the "Code") and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.

                                 Name:          Position:

December 31, 199__


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                               THE MAINSTAY FUNDS
                          PROCEDURES FOR ADMINISTRATION
                                       OF
                               THE CODE OF ETHICS

                                  JULY 27, 1998

I.     STATEMENT OF PURPOSE

       The purpose of these Procedures is to provide a mechanism for the administration of The Code of Ethics dated July 27, 1998 (the "Code") of The MainStay Funds (the "Fund"). A copy of the Code is attached to these Procedures.

II.    GENERAL OPERATING PROCEDURES

- A compliance officer for the Funds (the "Fund Compliance Officer") will be appointed by the Board of Trustees. The Funds, Chairperson of the Board may appoint a replacement for the Fund Compliance Officer in the event that it becomes necessary to do so. The appointment of the new Fund Compliance Officer will be presented to the Board of Trustees for its ratification at the Board meeting next following such appointment.
- The Fund Compliance officer is responsible for administering the Code and recommending any modifications of these Procedures to ensure compliance with the provisions of the Code.
- If the Fund Compliance Officer determines that an element or elements of these Procedures fail to meet the objectives of the Code, the Fund Compliance Officer may modify the Procedures, after consultation with and approval by the Funds, Counsel. Any such modification will be presented to the Board of Trustees for its ratification at the Board meeting next following the modifications.

III.   COMPLIANCE OFFICERS

       A.   General Standards

- The Fund Compliance Officer may appoint an officer of a Funds, investment adviser to act as local Compliance Officer for that investment adviser (the "Local Compliance Officer"). The Fund Compliance
- Officer may, without prior approval, replace an existing Local Compliance Officer as conditions may warrant.
- Each Local Compliance officer will be responsible, subject to the limitations set forth below, for administering the Code within his or her organization.
            B. Appointments

       The current list of appointments of Fund Compliance officer and Local Compliance Officers are set forth in Schedule 1 attached hereto.

IV.    PRECLEARANCE PROCEDURES

       A.   General Standards
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            1. All Access Persons under the Code must obtain, pursuant to the preclearance procedures set forth below, approval from the Fund Compliance Officer (or his or her designees) or, as applicable, the Local Compliance Officer prior to engaging in any proposed securities transaction, except for certain transactions set forth below. Each Access Person will request preclearance using the form attached hereto as Exhibit A. The Fund Compliance Officer or Local Compliance Officer, as the case may be, may accept and process an Access Person's request for preclearance verbally, provided that the Fund or Local Compliance Officer completes the required preclearance form on behalf of the Access Person at the time the request is made.

            2. It will be the responsibility of the Fund Compliance Officer, or his or her designees, to preclear securities transactions for associated persons of NYLIFE Distributors and for certain of the Funds' officers and Trustees who are Access Persons of the Funds. To the extent necessary, the Fund Compliance Officer may request the Local Compliance Officer of an investment adviser to supply information about a security that the Access Person is requesting to buy or sell. Each Local Compliance Officer will promptly supply this information, by means of a facsimile transmission if requested to do so, using the form attached hereto as Exhibit D.

            3. It will be the responsibility of the Local Compliance officers to preclear securities transactions for employees of their respective investment adviser who are Access Persons of the Funds.

            4. The Fund Compliance officer will maintain a current list of Access Persons; each Local Compliance officer will provide the Fund Compliance Officer with his or her organization's Access Person list and will promptly notify the Fund Compliance Officer of any changes to that list.

      B.    Preclearance Contact Persons

- The principal contact persons for preclearance of trades are set forth in Schedule 2 attached hereto.
- The principal contact persons for information requested by the Fund Compliance Officer under Section IV.A.2. of these Procedures are set forth in Schedule 3 attached hereto.
            C. Steps for Preclearing a Securities Transaction
- Upon receipt of a request to preclear a securities transaction, the Fund Compliance Officer or Local Compliance Officer, as applicable, will follow the steps listed below, in the order presented, when determining whether to approve or deny the request.
                1. Determine whether any of the exceptions to the requirement to preclear securities transactions listed below are available. The following types of securities or transactions are not subject to the preclearance requirements:

                   a. Transactions over which the Access Person has no control or influence.

                   b. Automatic dividend reinvestments.

                   Exercise of rights.

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                      Transactions of open-end investment companies. NOTE:
                      Transactions of closed-end investment companies must be precleared.

                      Transactions of unit investment trusts "UITS" which hold securities in proportion to an index.

                      If the preclearance request involves one of the items listed immediately above, the transaction may be approved without further inquiry.

          2. Determine whether the transaction involves one of the following types of securities or transactions:

             a. U.S. Government securities.

             b. Commercial paper.

             c. Exchange-traded futures contracts.

             d. If the preclearance request involves one of the items listed immediately above, the transaction may be approved without further inquiry.

          3. Determine whether the transaction involves the purchase of a security which is part of an initial public offering covered by Section IV. (C)
(1) of the Code.

             a. If the preclearance request is not made by Investment Personnel (as that term is defined in the Code), the transaction may be approved without further inquiry.

             b. If the preclearance request is made by Investment Personnel, the transaction may not be precleared unless it is approved by the Secretary of the Funds.

          4. Determine whether the transaction involves one of the provisions set forth in Section IV.(C)(3)-(5) of the Code.

             If the transaction does not involve one of these provisions of the Code, the transaction may be approved without further inquiry.

          5. Determine whether the transaction involves:

             a. - 1000 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than /\ $5 billion; or

             b. 500 shares or less in the acrcTrecTate or, less than .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price __) __ share)less than $5 billion; or

             c. investment grade debt instruments less than $100,000.

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                If the preclearance request involves one of the items listed immediately above, the transaction may be approved without further inquiry.

          6. If the transaction is not covered by paragraphs 1 through 5 above, the Fund or Local Compliance Officer will determine whether to approve or deny the preclearance request.

       D. Private Placement Transactions

          Pursuant to the Code, Investment Personnel who have obtained preclearance to purchase and who continue to own a private placement must advise the Fund or Local Compliance Officer if they play a part in any subsequent consideration of an investment by any Fund in that issuer. The Fund's purchase of that private placement must be subject to independent review by Investment Personnel with no investment in the issuer.

V.     NON-COMPLIANT TRANSACTIONS

       A. Exception Report

          1. In the event that the Fund Compliance Officer or Local Compliance Officer discovers any transaction not in compliance with the Code or these Procedures, the Fund or Local Compliance Officer, as the case may be, will prepare, on the day the Fund or Local Compliance Officer becomes aware of the non-compliant transaction, an exception report identifying the non-compliant transaction(s). The report will specify:

- The nature of the non-compliant transaction(s) or trade(s) (i.e., the provision of the Code or these Procedures involved).
-         The name and type of each security involved.
- The name of the Fund(s), investment adviser(s), and Access Person(s) involved.
- The relevant dates (i.e., buy or trade date, settlement date, or sale date).
-         Any gain or loss at the time the report is prepared.
                     An exception report prepared by the Local Compliance Officer must be sent by facsimile transmission to the Fund Compliance Officer on the same day the report is completed by the Local Compliance Officer.

          B. Remedying Non-Compliant Transactions or Trades

- The Fund or Local Compliance Officer will follow the procedures listed below in the event an Access Person is found to have engaged in a non-compliant transaction.
                 1. ______________ of Profits

                 Any profits realized from a non-compliant transaction must be disgorged to the portfolio involved. If an Access Person profits from transactions in a security held by more than one portfolio of the Funds, the profit will be allocated among the portfolios proportionately.

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-         Any profit realized by an Access Person resulting from a failure to preclear the purchase and sale of a particular security on the same day will be disgorged to the Funds (e.g., XYZ security is purchased on April 1 and sold on April 1).
- Any profit realized by an Access Person resulting from a failure to preclear the purchase and sale of a particular security that does not occur on the same day will not be disgorged to the Funds (e.g., XYZ security is purchased on April 1 and sold on April 30).

                 If a Fund buys or sells the same security on the same day that an Access Person (other than a Portfolio Manager, as defined in the Code) bought or sold the security, without having obtained preclearance approval, and the Access Person obtains a better price than the Fund, the Access Person will promptly pay any difference to the Fund, regardless of whether the transaction was precleared.

                 A Portfolio Manager, pursuant to Section IV.(C)(4) of the Code, may not execute a personal securities transaction within fewer than seven calendar days before and after any Fund which he or she manages trades in that security.

                         a.  Sanctions

- The Fund Compliance Officer generally will make the final determination of what sanctions will be imposed on an Access Person who engages in a non-compliant transaction.
- Local Compliance Officers will recommend sanctions to the Fund Compliance Officer with respect to employees of their respective investment adviser who are Access Persons and who engage in a non-compliant transaction. Before imposing any sanction on an Access Person, the Local Compliance Officer must obtain the written concurrence of the Fund Compliance Officer. If the Fund Compliance officer disagrees with the Local Compliance Officer's proposed sanction, the Chairperson of the Funds will determine the sanction to be imposed upon the Access Person. The Chairperson may consult with the Funds, Counsel in making this determination.
                         b. Hardship Exceptions

- In the event that circumstances exist under which compliance with certain provisions of the Code would present special hardship, the Compliance Officer, in consultation with internal legal counsel for the Funds and the Local Compliance Officer, if applicable, may grant written exceptions to the provisions of the Code. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Any exception which is granted shall be reported to the Board of Trustees at the next regularly scheduled meeting of the Trustees.
VI.       QUARTERLY AND ANNUAL BOARD REPORTS

          A.  Quarterly Reports

- The Fund Compliance Officer, based, in part, on Compliance Officers, will prepare for the Board of Trustees a quarterly report on compliance with the Code. The period covered by the report will be the Funds' most recent calendar quarter ended for which

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          complete information is available to the Fund Compliance Officer, but in no event will the report cover a calendar period that is more than two calendar quarters immediately preceding the next Board meeting (the "Reporting Period").
- If any non-compliant transaction occurred during the Reporting Period, the report will include for each violation:
- The nature of the non-compliant transaction(s) or trade(s) (i.e., the provision of the Code or these Procedures involved).
-         The name and type of each security involved.
- The name of the Fund(s), investment adviser(s) and Access Person(s) involved.
- The relevant dates (i.e., buy or trade date, settlement date, or sale date).
                    Any gain or loss involved.

                    The current status of the non-compliant transaction or trade.

                    If the matter has been resolved, the resolution of the matter (i.e., any monetary penalties and/or sanctions imposed on the Access Person).

- Local Compliance Officers will prepare this report for use by the Fund Compliance Officer in preparing his or her report to the Board. The Local Compliance Officer will provide this information to the Fund Compliance Officer within 15 days of the end of the Reporting Period for each Access Person who is an employee, officer, or director of the Local Compliance Officer's investment adviser and who has engaged in a non-compliant transaction.

                    If any exception to the pre-clearance and trade prohibition provisions of the Code has been granted during the Reporting Period, the report will include for each exception:

                            whether the exception was granted to an individual or class of individuals the transactions covered by the exception the date on which the exception was granted any safeguards imposed to prevent abuse of the exception

          B. Annual Reports

- As required by Section V.(H) of the Code, the Fund Compliance Officer will prepare a report containing the information called for under
          Section V.(H). This annual report will be presented at the Funds, April Board meeting each year.
VII.      REPORTING BY ACCESS PERSONS AND OTHERS

- It will be the responsibility of the Fund Compliance Officer or the Local Compliance Officer, as applicable, to request that each Access Person submit to the Fund Compliance Officer or Local Compliance Officer, as applicable, the quarterly report required in Section V.(A) of the Code. As soon as practicable after April 24, 1995, the Fund Compliance Officer and the Local Compliance Officer will obtain, for each existing Access Person over whom they have preclearance responsibility, the information required in the quarterly report referenced in Section V.(A). In addition, this same information will be obtained, as soon as practicable, for newly-hired Access Persons.
- It will be the responsibility of the Fund Compliance Officer or the Local Compliance Officer, as applicable, to request that each Access Person direct his or her broker to provide the Fund Compliance Officer or Local Compliance Officer, as applicable, the information required in Section V.(C) of the Code.
- It will be the responsibility of the Fund Compliance Officer or the Local Compliance Officer, as applicable, to request that all Investment Personnel submit to the Fund Compliance Officer or Local Compliance Officer, as applicable, the information required in Section V.(E) of the Code.
- It will be the responsibility of the Fund Compliance Officer or Local Compliance Officer, as applicable, to request that each Access Person supply the annual certification form required in Section V.(G) of the Code.
- Copies of the information set forth immediately above obtained by a Local Compliance Officer will be copied and delivered to the Fund compliance Officer as soon as possible after receipt by the Local Compliance Officer.
- The reference to "principal amount," as that term is used in the Code's Quarterly Securities Transaction Report and the Annual Securities Holding Report, means the purchase or sales price and the market value, respectively.

VIII.     RECORDKEEPING

- The Fund Compliance Officer and the Local Compliance Officer must maintain all records (including information provided on Exhibits A and/or B attached to these Procedures) relating to compliance with the Code, such as exception reports, other internal memoranda relating to non-compliant transactions and preclearance records, for a period of seven years.
- Upon request by the Fund Compliance Officer, a Local Compliance Officer will provide the Fund Compliance Officer access to the Local Compliance Officer's Code records.
IX.       GIFTS

             Pursuant to Section IV.(A)(2) of the Code, Investment Personnel may not accept gifts, other than de minimis gifts, from persons doing business with or on behalf of the Funds. Specific procedures regarding accepting or giving gifts may have been adopted by New York Life Insurance Company or by one of its subsidiaries that also may apply to an Access Person. In any event, gifts valued in excess of $100 may not be accepted by Investment Personnel from persons doing business with or on behalf of the Funds.

                                   SCHEDULE 1



             The current list of appointments of Fund Compliance Officer (as appointed by the Board of Trustees) and local Compliance officer (as appointed by the Fund Compliance Officer) are:

    Fund Compliance Officer

          Thomas J. Murray (212) 576-3957

    Local Compliance Officers

          MacKay-Shields:         Robert A. Nisi          (212) 230-3925

          Monitor Capital:        James A. Mehling        (609) 951-1951

                                   SCHEDULE 2


The principal contact persons for preclearance of trades are:

MacKay-Shields:            Robert A. Nisi                     (212) 230-3925
Monitor Capital:           Jefferson C. Boyce                 (609) 951-1937
New York Life/
NYLIFE
Distributors:              Thomas J. Murray                   (212) 576-3957
                           Steve Shapiro                      (212) 576-5727

                                   SCHEDULE 3


The principal contact persons for information requested by the Fund Compliance Officer under Section IV.A.2. of the Administrative Procedures are:

MacKay-Shields:           Robert A. Nisi                      (212) 230-3925
                          Florence Bryan                      (212) 230-3906
                                      Fax:                    (212) 230-1083
Monitor Capital:          Jefferson C. Boyce                  (609) 951-1937
                          James A. Mehling                    (609) _________
                                      Fax:                    (609) 951-1940

                                    EXHIBIT A

                               THE MAINSTAY FUNDS

                                   REQUEST FOR
                            PRECLEARANCE OF PERSONAL
                               SECURITIES TRADING


Person Making Request:           Initials:
Compliance Officer Approval:     or Disapproval:                    Initials:

Trades may only be made on the day that approval is granted.

Reason:

             NAME OF
            SECURITY,              NATURE OF
         AMOUNT, APPROX.             TRANS.               NATURE OF INTEREST
         PRICE, CUSIP &            (PURCHASE,             (DIRECT OWNERSHIP,
DATE        -SYMBOL-              SALE, ETC.)           SPOUSE, CONTROL, ETC.)


Are the securities part of an initial public offering? Yes __ No __

Are the securities part of a private placement? Yes __ No __

                                    EXHIBIT B

                               THE MAINSTAY FUNDS

Date:                                            From: Fund Comp. Officer
To:                                              MacKay-Shields Financial Corp.
By:                                              Monitor Capital Advisors, Inc.
Time:

A request has been received from an Access Person of The MainStay Funds to conduct a transaction in the following security(ies):

NAME OF SECURITY         NATURE OF TRANSACTION                NO. OF SHARES,
_____ & SYMBOL           (PURCHASE, SALE, ETC)L               APPROX. PRICE

Please indicate below whether any of The MainStay Funds managed by your organization has a pending "buy" or "sell" order in said security or anticipates executing an order in said security today. Please check the appropriate box. If a fund has a pending "buy" or "sell" order or expects to execute an order, please circle the appropriate transaction.

MacKay-Shields Financial Corporation

Fund has a pending "buy or sell" order in the security or expects to execute such an order today.

No Fund managed by MacKay-Shields has a pending "buy" or "sell" order or expects to execute a order in the security today.

           Signature                                    Date/Time

Monitor Capital Advisors, Inc.

Fund has a pending "buy or sell" order in the security or expects to execute such an order today.

No Fund managed by Monitor has a pending "buy" or "sell" order or expects to execute a order in the security today.

           Signature                                    Date/Time

                      MACKAY-SHIELDS FINANCIAL CORPORATION
                           PERSONAL INVESTMENT POLICY



I.        IN GENERAL

          MacKay-Shields Financial Corporation ("MSFC") owes an undivided loyalty to its clients. MSFC also recognizes the need to permit its employees reasonable freedom with respect to their personal investment activities. It is important to accommodate in an appropriate way which
          (a) acknowledges the possibility of conflict between these duties and
          (b) sets forth standards to assure that the primary duty of loyalty to its clients is fulfilled.

          This policy ("Policy") supersedes and replaces in full any earlier policies on the subjects regulated.

          The Policy has been implemented by MSFC although securities purchased or sold for clients ordinarily trade in a sufficiently broad market to permit transactions for clients or personal accounts to be completed without any appreciable impact on the market for such securities.

          Any questions which arise relating to the Policy should be referred to the General Counsel or Chief Compliance Officer ("CCO"). If necessary, any final determination may be made by the Chairman or President in consultation with the General Counsel or CCO. This Policy is applicable to all employees and directors.*

II.       RECORD KEEPING, AND REPORTING REQUIREMENTS

          1. Personal Record Keeping

             Each employee of MSFC is to maintain records adequate to establish that the individual's personal investment decisions did not involve a conflict with the requirements of the Policy. If there is any question as to whether a proposed transaction might involve a possible violation of the Policy, the transaction should be discussed in advance with the General Counsel or CCO.

          2. Pre-Clearance Reporting Requirement

             Each employee shall file with the General Counsel or CCO, a request ("Request") in substantially the form of Exhibit A before completing any transaction in securities ("Personal Securities") in any account over which the employee

--------
* Because they are subject to compliance policies of affiliates and not involved in the detailed day to day management of MSFC, members of the board of directors of MSFC who are not employees of MSFC are required hereunder solely to complete and file the reports required in accordance with Part II 3a (1).

             exercises beneficial ownership*; provided, however, that a Request need not be filed with respect to any transaction (a) effected in any account which is managed on a discretionary basis by a person other than such employee and with respect to which such employee does not in fact influence or control such transactions or (b) in securities listed in Part III 1(1-4) which do not require prior approval. All Personal Securities transactions are, of course, subject to all other MSFC compliance policies relating to personal trading.**

          3. Other Reporting Requirements

          a) Statutory

             MSFC is required under the Investment Advisers Act of 1940 and Investment Company Act of 1940 to keep records of transactions in securities in which its directors and employees have direct or indirect beneficial ownership. The following reporting requirements have been adopted to enable MSFC to satisfy these requirements:

             1. Each director and employee shall file with the General Counsel or CCO, a report in substantially the form of Exhibit B ("Quarterly Report"), within 10 days following the end of each calendar quarter in which a transaction occurs in Personal Securities, other than those listed in Part III(1-4). The Quarterly Report must be filed for transactions in any security in which a director or an employee has, or by reason of such transaction acquires or disposes of, any beneficial ownership. An individual may report a transaction and, at the same time, declare that reporting the transaction shall not be construed as an admission that the individual has any direct or indirect beneficial ownership in the security. Each director and employee must sign and print the date of submission on their Quarterly Report.

             2. Each employee of MSFC must annually execute an acknowledgment with respect to the Policy in substantially the form of Exhibit C.

--------------------------
* "Beneficial Ownership" means ownership of securities or securities accounts by or for the benefit of a person, or such person's "family member", including any account in which the employee, or family member of that person holds a direct or indirect beneficial interest, retains discretionary investment authority or exercises a power of attorney. The term "family member" means any person's spouse, child or other relative, whether related by blood, marriage or otherwise, who either resides with, or is financially dependent upon, or whose investments are controlled by that person. The term also includes any unrelated individual whose investments are controlled and whose financial support is materially contributed to by the person, such as a "significant other."

** See MSFC compliance policies entitled "Restricted List", "Partnership Investments", "Code of Ethics", and "Inside Information"

          b) Additional Quarterly Reporting

             Each employee shall file with the General Counsel or CCO, as part of the Quarterly Report, the names and affiliations of family members* who are employed in the securities or commodities industries and who might be in a position to benefit directly or indirectly from the activities of MSFC's personnel in the discharge of their duties.

          c) Duplicate Confirmations

             Each employee shall arrange for prompt filing by the broker, dealer and, if possible, bank (only applies to bank accounts used substantially as brokerage accounts) with the General Counsel or CCO of duplicate confirmations of all trades of personal securities and quarterly account statements. The duplicates shall be mailed to MacKay-Shields Financial Corporation, 9 West 57th Street, 37th Floor, New York, New York 10019, Attention: General Counsel or CCO.

          d) Accounts List

             Each employee shall be required to complete a list in substantially the form of Exhibit D setting forth each brokerage account (and each bank account which is used substantially as a brokerage account) name, number, and the name of each firm through which transactions are directed with respect to all accounts in which the individual may have beneficial ownership. Each individual shall keep this list current by listings in the Quarterly Report.

III.      STATEMENT OF RESTRICTIONS

          1. Pre-Clearance

             To help prevent front running and insider trading abuses, particularly with respect to thinly traded securities, no employee of MSFC may purchase or sell, directly or indirectly, Personal Securities (except pursuant to the next paragraph) without prior approval of the General Counsel or CCO. The final determination shall be noted by the General Counsel or CCO on the Request and dated and communicated to the employee who submitted the request. The authorization provided by the General Counsel or CCO is effective, unless revoked, until the end of business on the next business day. If the Personal Securities transaction is not placed within that period, a new authorization must be obtained.

             Subject to the other restrictions set forth in this Part III and other applicable MacKay-Shields compliance policies relating to personal trading, transactions in

-------------------------
* For purposes of this Policy, family members include the individual's spouse, minor children, parents or any relative of the individual or the individual's spouse who is sharing the individual's home.

             the following securities only shall not require prior approval of the General Counsel or CCO:

             1.  Bank Accounts
             2.  Bank Certificates of Deposit
             3.  Registered Open-End Mutual Fund Shares
             4.  Treasury Obligations
             5. Unit Investment Trusts that hold securities in proportion to an index

          2. Front Running

             No employee of MSFC may effect any transaction in Personal Securities which MSFC is purchasing or selling for any client or proposes to purchase or sell for any client if such transaction would in any way conflict with, or be detrimental to, the interest of the client. Each employee should consult the other restrictions set forth in this Part III and the MSFC policies entitled "Restricted List and Daily Open Trades Lists", "Partnership Investments", "Code of Ethics" and "Inside Information" before making any trades in Personal Securities.

             In order to implement the preceding paragraph and to minimize the possibility of conflicts of interest, the following rules are hereby made applicable to all transactions by employees in Personal
             Securities:

                 1. No Personal Securities may be purchased or sold if (i) there are any unexecuted orders to purchase or sell such securities for clients of MSFC in the hands of MSFC or (ii) any purchases or sales of such securities have been made for MSFC client accounts in the prior seven calendar days or can reasonably be anticipated for MSFC client accounts in the next seven calendar days.

                    The CCO or the General Counsel may make an exception to this rule in the event that the contemplated transaction involves
                    (i) 500 shares or less in the aggregate and the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or
                    (ii) less than .0001% of the issuer's market capitalization, with a maximum of 500 shares that may be traded within any seven-day period.

                 2. No Personal Securities may be purchased or sold if such purchase or sale is effected with a view to making a profit from a change in the price of such security resulting from anticipated transactions by or for MSFC's clients.

                    A DESIGNATED INDIVIDUAL FROM THE MSFC COMPLIANCE DEPARTMENT WILL CONSULT WITH PORTFOLIO MANAGERS AND TRADERS IN THE FIXED INCOME, EQUITY AND CONVERTIBLE DIVISIONS TO ENSURE COMPLIANCE WITH THESE LIMITATIONS.

          3. Use of Brokerage for Personal or Family Benefit

             No employee may, for direct or indirect personal or family members benefit, execute a trade with a broker by using the influence (implied or stated) of MSFC or any director's or employee's influence (implied or stated) with MSFC.

          4. No Personal Trades Through MSFC's Traders

             No Personal Securities trades may be effected through MSFC's traders. Employees must effect such trades through their personal broker-dealers.

          5. Initial Public Offerings

             No initial public offering of securities may be purchased for any account in which an employee has beneficial ownership, except with the express written prior approval by the General Counsel or CCO.

          6. Private Placements

             No private placement securities may be purchased for any account in which an employee has beneficial ownership, except with the express written prior approval by the General Counsel or CCO. All employees who have obtained prior approval and made an investment in a private placement must disclose that investment if that employee plays a part in any subsequent consideration of an investment in the issuer by client accounts. Under such circumstances, MSFC's decision to purchase securities of the private placement issuer will be subject to an independent review by investment personnel with no investment in the issuer.

          7. Restricted and Watch Lists

             No employee may make a personal trade in securities of an issuer listed on the Restricted List. Please refer to the MSFC policies entitled, "Restricted List," for specific guidelines on when issuers of securities are to be placed on the Restricted List. Securities on the Watch List will be dealt with on a case by case basis. A designated individual from the MSFC Compliance Department will compare issuers listed on the Restricted and Watch Lists to ensure compliance with this limitation.

          8. Inside Information

             Employees may not trade on inside information (i.e., material and non-public information) or communicate such information to others. However, inside information matters must be raised immediately with the General Counsel or CCO. Please refer to the MSFC policy entitled, "Inside Information," for specific guidelines governing inside information.

          9. Maximum Trades Per Quarter

             Employees will be allowed to execute a maximum of fifty trades per calendar quarter; however, exceptions may be approved by the General Counsel or CCO on a case-by-case basis.

         10. Sixty Day Holding Period

             No employee may profit from the purchase and sale or sale and purchase of the same (or equivalent) security. Exceptions may be made for emergency trades if approved by the General Counsel or CCO.

IV.      SANCTIONS

         Upon discovering a violation of the Policy, MSFC may impose sanctions as it deems appropriate, including, among other sanctions, reversal of any trade, reallocation of trades to client accounts or suspension or termination of the employment of the violator.

V.       REVIEW BY GENERAL COUNSEL OR CCO

         The General Counsel or CCO will review Personal Securities to verify that the Policy is being followed. The results of this review will be set forth in a quarterly summary report. The report shall specify any related concerns and recommendations and be accompanied by appropriate exhibits.

VI.      RESPONSIBILITIES OF THE COMPLIANCE COMMITTEE

         The Compliance Committee will review quarterly the summary report of the General Counsel or CCO and shall take appropriate action.